Exhibit 10.45

Board of Directors' Compensation

Board of Directors for the 2021-2022 term:

Board/Committee Fees
Independent Board Chair	$470,000
Non-Employee Director	285,000
Committee Chair Premium
Audit Committee Chair	35,000
Compensation Committee Chair	25,000
Investment & Capital Committee Chair	25,000
Nominating & Governance Committee Chair	20,000
Technology Committee Chair	25,000
First Committee Assignment Premium
Audit Committee Member	10,000
Second Committee Assignment Premium[1]
Committee Member	15,000
1The premium is not provided to members of the Executive Committee.